Exhibit 99.1

Amyris Reports First Quarter Financial Results

Amyris Commences Commercial Operations with Delivery of First Renewable Product,

Completion of Production Facility; Continues to Meet Milestones

EMERYVILLE, CA (May 5, 2011) — Amyris, Inc. (NASDAQ: AMRS), which applies its industrial synthetic biology platform to provide renewable alternatives to select petroleum-sourced products used in specialty chemical and transportation fuel markets worldwide, today announced financial results for the first quarter ended March 31, 2011.

Total revenues for the first quarter ended March 31, 2011 were $37.2 million versus $29.7 million in the prior quarter with Cost of Products Sold of $34.4 million versus $27.5 million. Research and Development expense increased to $19.7 million from $17.0 million and Sales, General and Administrative expense increased to $16.0 million from $11.0 million. First quarter GAAP net loss attributable to common stockholders was $33.1 million compared with $25.6 million in the prior quarter. On a non-GAAP basis the net loss attributable to Amyris, Inc. common stockholders was $29.1 million for the quarter compared to $22.1 million in the prior quarter. A reconciliation of GAAP to non-GAAP results is included below.

The company’s balance of cash, cash equivalents and marketable securities was $227.2 million at the end of the first quarter versus $257.9 million at the end of the prior quarter.

“We continue to meet our critical milestones, including delivering our first renewable product to customers and completing our first commercial production facility,” said John Melo, CEO of Amyris. “These achievements clearly communicate that we have become a commercial operation, and our focus as a company is to ramp up our operations quickly to meet customer demand and deliver a growing portfolio of high value, renewable products.”

Highlights of recent accomplishments include:

•	Delivery of first Amyris renewable product, No Compromise® squalane, to first customer

•	Completion of first commercial production facility, located in Piracicaba, São Paulo, Brazil at a facility owned by Biomin do Brasil Nutrião Animal Ltda. in Brazil

•	Secured additional production capacity for manufacture of Amyris’s Biofene™ through agreements with Paraíso Bioenergia S.A. and Antibióticos, S.A.

About Amyris

Amyris is an integrated renewable products company focused on providing sustainable alternatives to a broad range of petroleum-sourced products. Amyris uses its industrial synthetic biology platform to convert plant sugars into a variety of hydrocarbon molecules - flexible building blocks which can be used in a wide range of products. Amyris is commercializing these products both as No Compromise renewable ingredients in cosmetics, flavors and fragrances, polymers, lubricants and consumer products, and also as No Compromise renewable diesel and jet fuel. Amyris Brasil S.A., a subsidiary of Amyris, oversees the establishment and expansion of Amyris’s production in Brazil. Amyris also has fuel distribution capabilities in the United States through its subsidiary, Amyris Fuels LLC. More information about Amyris is available at www.amyris.com.

Conference Call Information

The company will discuss these results in a conference call scheduled for today at 2:00 pm PDT/5:00 pm EDT. Investors may access a live audio webcast of this conference call and the earnings call presentation in the Investor section of the Company’s website at http://investors.amyris.com. An audio replay of the conference call will be available approximately two hours after the conclusion of the call and can be accessed by dialing 888-203-1112 if calling from within the United States or 719-457-0820 if calling from outside the United States and entering the replay pass code 8390106. A replay of the webcast will be available on the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 60 calendar days.

Forward-Looking Statements

This release contains forward-looking statements, and any statements other than statements of historical facts could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events (such as statements regarding ramping up production, customer demand for and value of our anticipated products, and product sales) that involve risks and uncertainties. These statements are based on management’s current expectations and actual results and future events may differ materially due to risks and uncertainties, including those associated with any delays in production and commercialization of products and other risks detailed in the “Risk Factors” section of Amyris’s Form 10-K, as filed on March 14, 2011 pursuant to Rule 424(b) under the Securities Act of 1933. Amyris disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Information

Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as stock-based compensation. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management’s internal comparisons to Amyris’s historical performance as well as comparisons to the operating results of other companies. In addition, Amyris believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Amyris’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided in the financial statement tables below.

Amyris, the Amyris logo, Biofene and No Compromise are trademarks or registered trademarks of Amyris, Inc.

Contact Information

Jeryl Hilleman

Chief Financial Officer

Amyris, Inc.

(510) 740-7434

investor@amyris.com

Amyris, Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2011	2010
Revenues
Product sales	$34,020	$9,954
Grants and collaboration revenue	3,154	3,701

Total revenues	37,174	13,655
Cost and operating expenses
Cost of product sales	34,382	10,003
Research and development (1)	19,736	11,178
Sales, general and administrative (1)	15,978	9,216

Total cost and operating expenses	70,096	30,397

Loss from operations	(32,922)	(16,742)
Other income (expense):
Interest income	301	276
Interest expense	(577)	(384)
Other income, net	51	515

Total other income (expense)	(225)	407

Net loss	$(33,147)	$(16,335)
Loss attributable to noncontrolling interest	10	183

Net loss attributable to Amyris, Inc. common stockholders	$(33,137)	$(16,152)

Net loss per share attributable to common stockholders basic and diluted	$(0.76)	$(3.22)

Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	43,851,142	5,010,569

(1) Includes stock-based compensation expense of the following for the periods presented:

Research and development	$977	$453
Sales, general and administrative	3,030	1,346

Total stock-based compensation expense	$4,007	$1,799

Amyris, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash, cash equivalents and marketable securities	$227,176	$257,933
Accounts receivable	5,417	5,215
Inventories	8,724	4,006
Prepaid expenses and other current assets	5,649	2,905

Total current assets	246,966	270,059
Property and equipment, net	74,065	54,847
Other assets	29,403	32,547

Total assets	$350,434	$357,453

Liabilities and Equity
Current liabilities:
Accounts payable	$18,324	$7,116
Deferred revenue	565	565
Accrued and other current liabilities	19,698	14,795
Capital lease obligation, current portion	2,937	2,854
Debt, current portion	1,562	1,911

Total current liabilities	43,086	27,241
Capital lease obligation, net of current portion	2,325	3,091
Long-term debt, net of current portion	9,754	4,734
Deferred rent, net of current portion	10,935	11,186
Deferred revenue, net of current portion	988	1,130
Other liabilities	2,542	2,523

Total liabilities	69,630	49,905

Amyris, Inc. stockholders’ equity	280,466	307,546
Noncontrolling interest	338	2

Total equity	280,804	307,548

Total liabilities and equity	$350,434	$357,453

Amyris, Inc.

Supplemental Consolidated Financial Information

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
Other Selected Financial Information:
Capital expenditures	$13,917	$3,147

Depreciation and amortization	$2,105	$1,625

Reconciliation of GAAP to Non-GAAP Net Loss Per Share:
Net loss attributable to Amyris Inc., common stockholders (GAAP)	$(33,137)	$(16,152)
Stock Compensation Expense	4,007	1,799

Net loss attributable to Amyris Inc., common stockholders (Non- GAAP)	$(29,130)	$(14,353)

Net loss per share attributed to common stockholders basic and diluted (GAAP)	$(0.76)	$(3.22)
Stock Compensation Expense	0.10	0.36

Net loss per share attributed to common stockholders basic and diluted (Non-GAAP)	$(0.66)	$(2.86)